Exhibit 99.1

LIBERTY GLOBAL NAMES STEPHEN VAN ROOYEN AS NEW ZIGGO GROUP CEO AHEAD OF PLANNED AMSTERDAM LISTING IN 2027

•Current Sunrise CFO, Jany Fruytier, will take on the role of Chief Financial Officer of the combined group
•Both bring deep industry experience and will take up their roles on September 1st to lead preparations for the planned listing of Ziggo Group in Amsterdam in 2027
•Ziggo Group brings VodafoneZiggo in the Netherlands and Telenet in Belgium together into a single Benelux group with a total of around 13m customers and €6.6bn ($7.7bn) of revenue*, with both businesses continuing to operate under their existing brands and leadership teams

Denver, Colorado; London, UK: June 1st, 2026
Liberty Global Ltd. (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that it intends to appoint VodafoneZiggo CEO Stephen van Rooyen as Chief Executive Officer of Ziggo Group, a newly-formed Benelux telecommunications company that will combine VodafoneZiggo in the Netherlands and Telenet in Belgium, creating a scaled regional telecoms champion with 13m customers and €6.6bn ($7.7bn) of revenue.
Mr. van Rooyen brings extensive European telecoms and media leadership experience to the role and has led a turnaround at VodafoneZiggo over the past 18 months. He previously spent more than 17 years at Sky, where he served as CEO of Sky UK & Ireland and Chief Commercial Officer of the Sky Group. He will be joined by Jany Fruytier, who has been CFO of Sunrise in Switzerland since 2020, and played a key role in the growth and public listing of Liberty Global’s Swiss business, which has delivered significant shareholder returns.
The new stand-alone group will provide sharper strategic and financial focus and a robust capital structure, giving Ziggo Group the agility to invest in innovative products and customer services, deliver digital-first customer experiences and respond more quickly to evolving customer needs.

Ziggo Group is expected to be listed on Euronext Amsterdam in 2027, with 90% of shares proposed to be distributed to Liberty Global shareholders and 10% owned by Vodafone, as a result of the pending acquisition of their 50% interest in VodafoneZiggo. The listing will also provide local investors with the opportunity to invest in a regional telecoms business combining two converged national operators, with strong customer propositions and a compelling outlook for free cash flow generation and value creation over time.
Mr. van Rooyen will retain his role at VodafoneZiggo alongside his new responsibilities. Since his appointment in September 2024, he has led a turnaround in the business, including lower churn, a refreshed brand, the launch of new customer products and the strongest fixed-line performance in nearly three years. John Porter continues as CEO of Telenet, which has just delivered its strongest quarterly broadband performance in ten years.
Mike Fries, Liberty Global Chairman and CEO, said: “The creation of Ziggo Group is a clear step towards unlocking the value in our Benelux telecoms business for shareholders. Stephen’s pan-European leadership experience and track record of operational transformation, combined with Jany’s financial expertise and experience from the Sunrise listing, give us the right team to deliver this. Together, they will lead two highly complementary businesses, and we see significant opportunities in what these two strong brands can achieve together.”
Stephen van Rooyen said: “I’m energised to take on this new role. Having led the turnaround at VodafoneZiggo over the past 18 months, I see a clear opportunity in bringing VodafoneZiggo and Telenet together under Ziggo Group. These are two strong, locally rooted businesses, and by working more closely together we can build an even stronger platform for customers across the Benelux. Together, we will continue to raise the bar on customer experience, innovation and growth in the region.”
John Porter said: “The development of Ziggo Group creates huge opportunities to generate additional strength and economies of scale at the Benelux level, while at the same time allowing us to maintain our local course and customer focus. I look forward to working closely with Stephen to help build that next phase.”
Both businesses will continue to operate under their existing brands and leadership teams. In both markets, VodafoneZiggo and Telenet offer top-tier sports and entertainment to customers and have won multiple awards for their mobile and broadband networks, underpinning strong customer propositions.
*Financial data as of December 31, 2025 and simply represents the combined results of the VodafoneZiggo JV and Telenet, excluding Wyre. US GAAP and IFRS are broadly similar. For more additional information please see Liberty Global Q1 investor presentation.

ABOUT LIBERTY GLOBAL
Liberty Global Ltd. (Nasdaq: LBTYA, LBTYB, LBTYK) delivers long-term shareholder value through the strategic management of two complementary platforms: Liberty Telecom and Liberty Growth.
Liberty Telecom is a world leader in converged broadband, video and mobile communications, providing approximately 80 million fixed and mobile connections across Europe through advanced fiber and 5G networks that empower customers and strengthen national economies. The business generates aggregate revenue of $22 billion, including approximately $18 billion from non-consolidated joint ventures and $4 billion from consolidated operations.
Liberty Growth invests in scalable businesses across the technology, media, sports and infrastructure sectors, with a portfolio of roughly 70 companies and funds valued at $3.4 billion.*
Together, these platforms reflect Liberty Global’s focus on operating, enabling and investing in businesses with strong strategic fit and the potential to deliver sustainable long-term returns.
*As independently valued as of December 31, 2025.
FORWARD LOOKING STATEMENT
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the combination of Liberty Global’s interests in VodafoneZiggo and Telenet into a new holding company to be named Ziggo Group, the potential listing of the Ziggo Group shares for trading (together, the “Transaction”), the performance of Ziggo Group following the Transaction and other information and statements that are not historical fact. These forward-looking statements are subject to certain risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include the risk that we do not receive shareholder approval for certain aspects of the Transaction and/or related matters, our ability to satisfy the other conditions to the Transaction on the expected timeframe or at all, the approval of the shares of Ziggo Group for listing on the relevant stock exchange and the development of a trading market for them, the Liberty Global Board of Directors’ discretion to decide not to complete the Transaction for any reason, our ability to realize the expected benefits from the Transaction, unanticipated difficulties or costs in connection with the Transaction, Ziggo Group’s ability to successfully operate as an independent public company and maintain its relationships with material counterparties after the Transaction and other factors detailed from time to time in Liberty Global’s most recently filed Annual Report on Form 10-K, as it may be updated or supplemented from time to time by our quarterly reports and other subsequent filings.

These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You are cautioned not to place undue reliance on any forward-looking statement.
For more information, please visit www.libertyglobal.com or contact:
Investor Relations: Michael Bishop +44 20 8483 6246; Lewis Chong +44 7927 58318
Corporate Communications: Pádraig McGarrigle +44 7474 736967